Exhibit 23

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of 1st Source Corporation of our reports dated February 19, 2010, with respect to the consolidated financial statements of 1st Source Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of 1st Source Corporation, included in this Annual Report (Form-10K) for the year ended December 31, 2009.

Registration Statement No. 333-157452 on Form S-3 dated February 20, 2009
Registration Statement No. 333-101712 on Form S-8 dated December 6, 2002
Registration Statement No. 333-101711 on Form S-8 dated December 6, 2002
Registration Statement No. 333-101710 on Form S-8 dated December 6, 2002
Registration Statement No. 333-101709 on Form S-8 dated December 6, 2002
Registration Statement No. 333-64314 on Form S-8 dated July 2, 2001
Registration Statement No. 333-64304 on Form S-8 dated July 2, 2001
Registration Statement No. 333-26243 on Form S-8 dated April 30, 1997
Registration Statement No. 33-81852 on Form S-8 dated July 22, 1994
Registration Statement No. 33-8840 on Form S-2 dated September 16, 1986

/s/  Ernst & Young LLP

Chicago, Illinois
February 19, 2010